POWER OF ATTORNEY
     Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Teresa L. Tormey and Jeffrey S. Deutschman, signing singly and not jointly, such undersigned’s true and lawful attorney-in-fact to:
(1)	execute for and on behalf of such undersigned, in such undersigned’s capacity as a party having direct or indirect control over a principal shareholder of EMAK Worldwide, Inc. (the “Company”) that has exercised its rights to appoint members to the Company’s Board of Directors, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) and the rules thereunder, and Schedule 13D in accordance with Section 13(d) of the Act and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of such undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or any such Schedule 13D, complete and execute any amendment or amendments thereto, and timely file such form or schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of such undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
     Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds’ responsibilities to comply with Section 16 or Section 13 of the Act .
     This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until such undersigned is no longer required to file Forms 3, 4, and 5, or Schedule 13D, with respect to such undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
[Signature Page Folllows]
     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the dates set forth below.

CROWN EMAK PARTNERS, LLC		SANTA MONICA PICTURES, LLC

By:	/s/ Jeff Deutschman	By:	/s/ Peter Ackerman

Name:	Jeff Deutschman	Name:	Peter Ackerman
Title:		Title:	Manager
Date:	June 30, 2006	Date:	June 28, 2006

CROWN EMAK INVESTMENTS, LLC		SOMERVILLE S TRUST

By:	/s/ Jeff Deutschman	By:	/s/ Peter Ackerman

Name:	Jeff Deutschman	Name:	Peter Ackerman
Title:		Title:	Trustee’s Agent
Date:	June 30, 2006	Date:	June 28, 2006

CROWN EMAK HOLDINGS, LLC		/s/ Perry A. Lerner
PERRY A. LERNER
By:	/s/ Jeff Deutschman	Date:	June 30, 2006

Name:	Jeff Deutschman
Title:		/s/ Joanne Leemom-Ackerman
Date:	June 30, 2006	JOANNE LEEDOM-ACKERMAN
		Date:	June 30, 2006
SOMERVILLE, LLC
/s/ Peter Ackerman
By:	/s/ Peter Ackerman	PETER ACKERMAN
Name:	Peter Ackerman	Date:	June 28, 2006
Title:	Manager
Date:	June 28, 2006